Exhibit 10.13

AMENDMENT
TO THE MASTER SERVICES AGREEMENT

By:

THE TORONTO-DOMINION BANK, (a Canadian chartered bank), (hereinafter referred to as “TD Bank”)

-and-

TD WATERHOUSE GROUP, INC., a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as the “Company”).

WHEREAS TD Bank on its own behalf and on behalf of members of the TD Group and the Company on its own behalf and on behalf of members of the Waterhouse Group have entered into a Master Services Agreement executed on June 28, 1999;

AND WHEREAS TD Bank on its own behalf and on behalf of members of the TD Group and the Company on its own behalf and on behalf of members of the Waterhouse Group have made certain amendments in writing to the Master Services Agreement executed on June 28, 1999 (the Master Services Agreement, together with any amendments, collectively the “Agreement”);

AND WHEREAS TD Waterhouse Investor Services (Canada) Inc. has purchased all of the outstanding shares of CT Securities Inc. pursuant to a share purchase agreement made on or about April 3, 2000;

AND WHEREAS CT Securities Inc. (“CT”) is, by virtue of the Share Purchase Agreement, now a member of the Waterhouse Group as defined in the Agreement;

AND WHEREAS CT has entered into an agency agreement as of the date hereof authorizing the Company to accept all rights and perform all obligations under the Agreement as agent for and on behalf of CT;

AND WHEREAS TD Bank on its own behalf and on behalf of members of the TD Group and the Company on its own behalf and on behalf of members of the Waterhouse Group now wish to amend the Agreement in accordance with Section 7.10 of the Agreement as hereinafter provided;

NOW THEREFORE THIS AMENDMENT WITNESSES that in consideration of the premises, the mutual covenants and agreement hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties have agreed as follows:

1.	Definitions. All terms which are defined in the Agreement and used but not otherwise defined herein shall have the same meaning herein as in the Agreement unless the context requires otherwise.
2.	Article, Section, Exhibit and Schedule References. Except as otherwise expressly provided, a reference in this Amendment to a “section”, “Exhibit” or “Schedule” is a reference to a section, exhibit or schedule of or to the Agreement.

3.	Amendment. The Agreement is amended by adding to the end of Exhibit A of the Agreement SCHEDULE A.22 —CT SECURITIES INC. SERVICES, in form and substance as attached hereto.

4.	General. All other terms and provisions of the Agreement shall apply to this Amendment, unless the context otherwise may require.

5.	Master Service Agreement Confirmed. Except as specifically amended or varied by the terms of this Amendment, each and every of the terms and provisions of the Master Service Agreement, including its Exhibits and Schedules, is hereby renewed and confirmed as of the date of this Amendment and the Master Service Agreement and this Amendment shall be read and construed as one and the same document.

6.	Counterparts. This Amendment may be executed by manual or facsimile signature in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

      DATED the 13th day of April, 2000.

THE TORONTO-DOMINION BANK

“Christopher A. Montague” ________________________________ Name: Christopher A. Montague

Title: Executive Vice-President, General Counsel and Secretary

________________________________ Name: Title:

TD WATERHOUSE GROUP, INC.

“Stephen D. McDonald” ________________________________ Name: Stephen D. McDonald

Title: Chief Executive Officer and Deputy Chairman

________________________________ Name: Title:

SCHEDULE A.22 —CT SECURITIES INC. SERVICES

1.	CT Securities Inc. agrees that it will on behalf of TD Securities Inc.:

      (a) Permit TD Securities Inc. to use office space at the following locations:

(i) 120 Adelaide Street West Toronto, ON

      (b) Provide facilities management services, from time to time as requested by TD Securities Inc.;

      (c) Provide premises insurance, as required;

      (d) Provide equipment, including telecommunications equipment, and furniture and maintenance services;

      (e) Provide access to CTSI’s quote and voice communication systems and services;

      (f) Provide timely, efficient and quality equity trade execution to TD Securities Inc.

      (g) Provide securities clearing, custodial and reorganizational services to TD Securities Inc. brokerages operations.

2.	TD Securities Inc. agrees that it will:

      (a) Indemnify CTSI against all Losses suffered or incurred by CTSI as a result of the use of such space by TD Securities Inc. in respect of premises leased;

3.	Compensation:

      (a) Incremental third party expenses;

      (b) A pro rata share of department expenses to be administered:

(i) with respect to Subsections 1(a),(b) and (c) as a fixed charge per square foot plus an insurance premium per square foot;

(ii) with respect to Subsections 1(d),(e) and (f) as agreed to by CTSI and TD Securities Inc.;

      (c) Fees for trade clearing and associated maintenance activities, charged on a usage basis and based upon a fee and service schedule agreed to by TD Securities Inc. and CTSI